UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1263 East Arques Avenue		94085
Sunnyvale, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2009, Symyx Technologies, Inc. (“Symyx”) issued a press release announcing Symyx’s financial results for the third fiscal quarter ended September 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

The information in this Item 2.02 and in Exhibit 99.1 attached to this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by Symyx under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 23, 2009, the Board of Directors of Symyx committed Symyx to a plan of restructuring of its HPR business unit. The restructuring plan will be implemented to address underperformance in the company’s contract development and manufacturing operations (“CDMO”) acquired as part of the IntegrityBio acquisition in the third calendar quarter of 2008, and to address the anticipated decline in the demand for research services following the end of 2009.  As part of the restructuring plan:

▪
the company expects to exit its Camarillo CDMO facility and to commence a plan to reduce its overall HPR staffing by approximately 75 employees, representing a 15% reduction in the company’s total current headcount; and

▪
the company expects associated restructuring costs, including losses on the sale of assets in connection with the CDMO exit, will be $4.0 million to $5.0 million, of which approximately $1.5 million to $2.5 million will be cash.

Of the expected restructuring costs, approximately $1.5 million to $2.0 million is expected to be impairment of associated leasehold improvements and fixed assets, and approximately $1.0 million is losses on the sale of assets in connection with the CDMO exit.  Of the cash costs, substantially all are expected to be employee severance expenses.

Symyx expects to complete the majority of the restructuring by December 31, 2009, with the remaining balance being substantially completed in the first quarter of 2010.

Item 2.06 Material Impairments.

On October 23, 2009, Symyx management determined that, as a result of the actions referenced in Item 2.05 above, which information is incorporated by reference here, the company would incur a non-cash impairment charge of $1.5 million to $2.0 million.

The statements set forth in Items 2.05 and 2.06 above regarding the timing of completion of the actions and the expected total cash impact of the actions are forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based upon Symyx’s current expectations and involve risks and uncertainties.  Symyx’s actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks inherent in significant restructuring efforts, which may affect the timing of the completion of the actions and ultimate actual amounts of the cash impact. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, it was determined that the employment of Richard Boehner, president of the company’s High Productivity Research (“HPR”) business unit, will terminate effective December 31, 2009.  Isy Goldwasser, the company’s chief executive officer, has assumed the role of interim president of HPR.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued on October 28, 2009, announcing financial results for the third fiscal quarter ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symyx Technologies, Inc.

Date: October 28, 2009	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on October 28, 2009, announcing financial results for the third fiscal quarter ended September 30, 2009.